NVR, Inc. Announces Second Quarter Results

RESTON, Va., July 21, 2011 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2011 of $38,445,000, $6.48 per diluted share. Net income and diluted earnings per share for its second quarter ended June 30, 2011 decreased 46% and 42%, respectively, when compared to the 2010 second quarter. Consolidated revenues for the second quarter of 2011 totaled $695,881,000, a 28% decrease from $964,504,000 for the comparable 2010 quarter.

For the six months ended June 30, 2011, consolidated revenues were $1,210,385,000, 22% lower than the $1,554,718,000 reported for the same period of 2010. Net income for the six months ended June 30, 2011 was $53,619,000, a decrease of 48% when compared to the six months ended June 30, 2010. Diluted earnings per share for the six months ended June 30, 2011 was $8.98, a decrease of 44% from $16.15 per diluted share for the comparable period of 2010.

Homebuilding

New orders in the second quarter of 2011 decreased 4% to 2,468 units, when compared to 2,559 units in the second quarter of 2010. The cancellation rate in the second quarter of 2011 was 12.5% compared to 12.0% in the second quarter of 2010 and 12.3% in the first quarter of 2011. Settlements decreased in the second quarter of 2011 to 2,207 units, 34% lower than the same period of 2010. Homebuilding revenues for the three months ended June 30, 2011 totaled $682,663,000, 28% lower than the year earlier period. The original June 30, 2010 settlement deadline to qualify for the Federal homebuyer tax credit resulted in a surge in settlement activity in the year ago second quarter.

Gross profit margins decreased to 18.2% in the 2011 second quarter compared to 18.5% for the same period in 2010. Income before tax from the homebuilding segment totaled $57,092,000 in the 2011 second quarter, a decrease of 46% when compared to the second quarter of the previous year. The Company's backlog of homes sold but not settled at the end of the 2011 quarter increased on a unit basis by 5% to 3,946 units and on a dollar basis by 4% to $1,233,269,000 when compared to the same period last year.

Mortgage Banking

Mortgage closed loan production of $504,116,000 for the three months ended June 30, 2011 was 29% lower than the same period last year. Operating income for the mortgage banking operations during the second quarter of 2011 decreased 46% to $6,262,000, when compared to $11,686,000 reported for the same period of 2010.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Rymarc Homes and Fox Ridge Homes trade names, and operates in twenty-five metropolitan areas in fourteen states. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com, and www.rymarc.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR's customers, increased regulation of the mortgage banking industry, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Homebuilding:
Revenues	$ 682,663	$ 946,972	$ 1,185,407	$ 1,524,353
Other income	1,362	2,110	2,820	4,479
Cost of sales	(558,601)	(771,475)	(976,521)	(1,242,544)
Selling, general and administrative	(68,045)	(69,137)	(135,233)	(129,878)
Operating income	57,379	108,470	76,473	156,410
Interest expense	(287)	(1,897)	(509)	(4,068)
Homebuilding income	57,092	106,573	75,964	152,342

Mortgage Banking:
Mortgage banking fees	13,218	17,532	24,978	30,365
Interest income	1,085	1,492	2,200	2,248
Other income	121	233	160	399
General and administrative	(7,898)	(7,275)	(14,575)	(13,804)
Interest expense	(264)	(296)	(538)	(560)
Mortgage banking income	6,262	11,686	12,225	18,648

Income before taxes	63,354	118,259	88,189	170,990

Income tax expense	(24,909)	(46,983)	(34,570)	(67,627)

Net income	$ 38,445	$ 71,276	$ 53,619	$ 103,363

Basic earnings per share	$ 6.65	$ 11.64	$ 9.24	$ 16.96

Diluted earnings per share	$ 6.48	$ 11.13	$ 8.98	$ 16.15

Basic average shares outstanding	5,785	6,123	5,804	6,095

Diluted average shares outstanding	5,929	6,405	5,974	6,402

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)
	June 30, 2011	December 31, 2010
ASSETS	(unaudited)

Homebuilding:
Cash and cash equivalents	$ 927,370	$ 1,190,731
Receivables	7,871	6,948
Inventory:
Lots and housing units, covered under
sales agreements with customers	390,498	275,272
Unsold lots and housing units	58,071	70,542
Land under development	78,468	78,058
Manufacturing materials and other	8,142	7,457
	535,179	431,329

Assets related to consolidated variable interest entity	23,022	22,371
Contract land deposits, net	129,202	100,786
Property, plant and equipment, net	23,530	19,523
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	285,292	243,005
	1,973,046	2,056,273

Mortgage Banking:
Cash and cash equivalents	2,075	2,661
Mortgage loans held for sale, net	181,525	177,244
Property and equipment, net	1,081	950
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	10,601	15,586
	202,629	203,788

Total assets	$ 2,175,675	$ 2,260,061

NVR, Inc. Consolidated Balance Sheets (Continued) (in thousands, except share and per share data)
	June 30, 2011	December 31, 2010
LIABILITIES AND SHAREHOLDERS' EQUITY	(unaudited)

Homebuilding:
Accounts payable	$ 148,658	$ 115,578
Accrued expenses and other liabilities	184,615	237,052
Liabilities related to consolidated variable interest entity	1,242	500
Non-recourse debt related to consolidated variable
interest entity	6,535	7,592
Customer deposits	67,593	53,705
Other term debt	1,696	1,751
	410,339	416,178

Mortgage Banking:
Accounts payable and other liabilities	24,891	13,171
Note payable	89,649	90,338
	114,540	103,509

Total liabilities	524,879	519,687

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,556,198 and 20,557,913 shares
issued as of June 30, 2011 and December 31,
2010, respectively	206	206
Additional paid-in-capital	1,037,299	951,234
Deferred compensation trust – 152,964 and
158,894 shares of NVR, Inc. common
stock as of June 30, 2011 and December
31, 2010, respectively	(25,582)	(27,582)
Deferred compensation liability	25,582	27,582
Retained earnings	4,082,691	4,029,072
Less treasury stock at cost – 14,977,205 and
14,894,357 shares at June 30, 2011
and December 31, 2010, respectively	(3,469,400)	(3,240,138)
Total shareholders’ equity	1,650,796	1,740,374
Total liabilities and shareholders’ equity	$ 2,175,675	$ 2,260,061

NVR, Inc. Operating Activity (dollars in thousands) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,219	1,303	2,364	2,694
North East (2)	208	219	460	479
Mid East (3)	691	749	1,382	1,628
South East (4)	350	288	665	698
Total	2,468	2,559	4,871	5,499

Average new order price	$ 303.5	$ 309.6	$ 299.7	$ 297.4

Settlements (units)
Mid Atlantic (1)	1,076	1,672	1,912	2,607
North East (2)	217	282	345	502
Mid East (3)	612	922	1,043	1,487
South East (4)	302	469	541	668
Total	2,207	3,345	3,841	5,264

Average settlement price	$ 309.2	$ 283.0	$ 308.5	$ 289.5

Backlog (units)
Mid Atlantic (1)			2,047	1,950
North East (2)			347	302
Mid East (3)			1,069	1,101
South East (4)			483	413
Total			3,946	3,766

Average backlog price			$ 312.5	$ 315.3

Community count (average)	386	373	383	366
Lots controlled at end of period			54,000	47,500

Mortgage banking data:
Loan closings	$ 504,116	$ 706,551	$ 857,687	$ 1,124,593
Capture rate	90%	90%	89%	90%

Common stock information:
Shares outstanding at end of period			5,578,993	5,924,548
Number of shares repurchased	326,017	261,973	411,477	261,973
Aggregate cost of shares repurchased	$ 237,477	$ 176,084	$ 300,885	$ 176,084

(1)  Virginia, West Virginia, Maryland and Delaware

(2)  New Jersey and eastern Pennsylvania

(3)  Kentucky, western Pennsylvania, New York, Ohio and Indiana

(4)  North Carolina, South Carolina, Tennessee and Florida

CONTACT: Dan Malzahn, +1-703-956-4204